UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

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AVERY DENNISON CORPORATION

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Proxy Season Stockholder Engagement Spring 2019 CORRECTED PRESENTATION – SEE PAGE 5

Company Overview We are a global materials science and manufacturing company specializing in the design and manufacture of a wide variety of labeling and functional materials Global scale: 180+ operating locations Materials science capabilities focused on pressure-sensitive adhesives Innovative process technology Operational and commercial excellence Label and Graphic Materials $4.9B 2018 Net sales; 5.5% organic sales change(2) Largest global provider of self-adhesive materials for packaged goods and variable information labeling Leading provider of graphics and reflective solutions Retail Branding and Information Solutions $1.6B 2018 Net sales; 6.9% organic sales change(2) Largest global provider of tickets, tags and labels, sustainable packaging and other solutions for branding and information management purposes primarily for the apparel industry Industrial and Healthcare Materials $0.7B 2018 Net sales; 1.4% organic sales change(2) Leading provider of tapes, fasteners and medical pressure-sensitive adhesive based materials and products Business Segments Company at a glance Sustainable competitive advantages ~30K Employees 50+ Countries with operations $9.1B Market cap(1) $7.2B 2018 Net sales As of March 8, 2019 Non-GAAP measures defined and reconciled from GAAP in Appendix

Creating Superior Long-Term Value Drive outsized growth in high value product categories with higher growth and margin potential (e.g., specialty labels, graphics, industrial tapes and radio-frequency identification) Grow profitably in our base business through tailored go-to-market strategies and disciplined execution Maintain our relentless focus on productivity through continued operational excellence and enterprise lean sigma Deploy capital effectively by balancing investments in organic growth, productivity and acquisitions, while returning cash to stockholders We strive to create superior long-term, sustainable value for our customers, employees and investors, and improve the communities in which we operate 1 2 3 4 Net Cash Provided by Operating Activities Free Cash Flow* (In millions) 2016 2017 2018 Key Strategies Reported Earnings Per Share (EPS) Adjusted EPS* 2016 2017 2018 Reported Sales Change Organic Sales Change* 2016 2017 2018 * Non-GAAP measures defined and reconciled from GAAP in Appendix 2.0% 8.7% 8.2% 3.9% 4.2% 5.5% 2015 2016 2017 $3.54 $3.13 $5.28 $4.02 $5.00 $6.06 2016 2017 2018 $582.1 $645.7 $457.9 $387.1 $421.7 $429.2 2015 2016 2017

Disciplined Capital Allocation and Strong Stockholder Value Creation

Capital Allocation

- Over the last five years, we have allocated over $2 billion to dividends and share repurchases
- We have also invested in our businesses to support future growth and productivity improvement (including $256.6 million in capital expenditures in 2018) and made five acquisitions and equity investments in five other companies that increased our exposure to high value product categories

Capital Allocated to Dividends, Share Repurchases and Acquisitions*



($ millions)
$355.5
$125.1
$232.3
$133.1
$237.2
$262.4
$142.5
$319.3
$129.7
$155.5
$3.8
$392.9
$175.0
2014
2015
2016
2017
2018
Dividends
Share Repurchases
Acquisitions

* Amounts for acquisitions include investments in unconsolidated businesses

Stockholder Value Creation

- Despite negative TSR in 2018, our cumulative TSR for the most recent 3- and 5-calendar year periods significantly outperformed the S&P 500® and the median of the S&P 500 Industrials and Materials subsets
- We believe our longer-term TSR is a more meaningful measure than our 1-year TSR, which can be significantly impacted by short-term market volatility that may be unrelated to our underlying performance

1-, 3- and 5-Year Total Stockholder Return (TSR)

	2014	2015	2016	2017	2018	3-Year TSR	5-Year TSR
AVY	6.2%	23.8%	14.6%	66.7%	(20.3)%	52.3%	100.2%
S&P 500	13.7%	1.4%	12.0%	21.8%	(4.4)%	30.4%	50.3%
S&P 500 Indus. and Mats. (median)	11.8%	(4.5)%	20.0%	26.9%	(15.5)%	35.2%	48.9%

4 | Proxy Season Stockholder Engagement Spring 2019

Delivering on Long-Term Financial Targets Our long-term growth targets aim to balance strong top-line growth with margin expansion to deliver top-quartile returns 2021 Financial Targets On track to deliver 2018 Financial Targets Achieved or Exceeded Organic Sales Growth GAAP Operating Margin Return on Total Capital (ROTC) 4%-5% 9%-10% in 2018 4.3% 17.7% 2014-2018 RESULTS(2) 2014-2018 TARGETS(1) (1) Percentages for organic sales growth and adjusted EPS growth reflect compound annual growth rates with 2013 as the base period. (2) Results for non-GAAP measures are reconciled from GAAP in Appendix. (3) Percentages for organic sales growth and adjusted EPS growth reflect compound annual growth rates with 2016 as the base period. Target for sales growth ex. currency reflects impact of completed acquisitions as of March 2017 of approximately 1 point. (4) Corrected from engagement presentation filed as definitive additional proxy materials on March 28, 2019. 4%+ organic 5%+ ex. currency 10%+ 17%+ in 2021 2017-2021 TARGETS(3) 4.8% organic 7.5% ex. currency 22.8% 18.6% in 2018 2017-2018 RESULTS(2) 16%+ 18.6% Adjusted EPS Growth 12%-15%+ 10.0% in 2018 11%+(4) in 2021 10.0% in 2018 For the 2014-2018 period, on a 5-year compound annual basis (with 2013 as the base period), GAAP report net sales, reported EPS and reported net income grew by 3.1%, 19.9% and 17.0%, respectively For the 2017-2018 period, on a 2-year compound annual basis (with 2016 as the base period), GAAP report net sales, reported EPS and reported net income grew by 8.5%, 22.1% and 20.7%, respectively

Sustainability is a Core Value of Our Company We approach sustainability with intense focus, industry-leading innovation, and an emphasis on measurable progress. In 2015, we announced the sustainability goals we aim to achieve by 2025. Progress toward achieving our 2025 sustainability goals: RESPONSIBLE SOURCING WASTE MINIMIZATION HUMAN CAPITAL MGMT Reduced our absolute GHG emissions by over 25% compared to our 2015 baseline Diverted over 90% of our solid waste from landfills Continued our world class safety record, with a recordable incident rate of 0.25 in 2018, far surpassing the manufacturing industry average of 3.5 in 2017, the most recently available information Made grants through the Avery Dennison Foundation to advance women’s empowerment, educational opportunities and sustainability around the world Named #71 on Barron’s 100 Most Sustainable Companies in February 2019 Ensure that 70% of the films we buy conform to, or enable end products to conform to, our environmental and social guiding principles Ensure that 70% of the chemicals we buy conform to, or enable end products to conform to, our environmental and social guiding principles Through innovation, deliver above average growth in sales from sustainability-driven products and services Ensure that 70% of our products and solutions conform to, or enable end products to conform to, our environmental and social guiding principles Achieve at least 3% absolute reduction of greenhouse gas emissions year-over-year and at least a 26% overall reduction, compared to our 2015 baseline, by 2025 Source 100% certified paper, of which at least 70% will be Forest Stewardship Council®-certified Be 95% landfill-free, with at least 75% of our waste reused, repurposed or recycled Eliminate 70% of the matrix and liner waste from our value chain Continue to cultivate a diverse (40%+ female at the level of manager and above), engaged, safe (recordable incident rate of <0.25), productive and healthy workforce Continue to invest in our employees and the communities in which they live and work

Our Director Nominees Reflect Diverse Skills and Backgrounds

Our director nominees possess the diverse skills and experience necessary to guide our strategy and ensure our long-term success

Mitchell Butier
Chairman-Elect, President & CEO, Avery Dennison

David Pyott
Retired Chairman & CEO, Allergan

Mark Barrenechea
Vice Chair, CEO & CTO, OpenText

Bradley Alford
Retired Chairman & CEO, Nestlé USA

Anthony Anderson
Retired Vice Chair & Managing Partner, Ernst & Young

Peter Barker
Retired Chairman of California, JPMorgan Chase

Ken Hicks
Chairman & CEO, Academy Sports + Outdoors

Andres Lopez
President & CEO, Owens-Illinois

Patrick Siewert
Managing Director & Partner, The Carlyle Group

Julia Stewart
Former Chairman & CEO, Dine Brands Global

Martha Sullivan
President & CEO, Sensata Technologies

Change in Board Chairman

- In Feb. 2019, our Chairman, Dean Scarborough, notified our Board of his intention not to stand for reelection at the 2019 Annual Meeting so that he may focus on other endeavors
- In light of Mr. Scarborough's upcoming departure, the Governance Committee evaluated our Board leadership structure and recommended to our Board that **Mitch Butier, our President and CEO, be elected Chairman**, subject to his reelection

Robust Lead Independent Director Role



David Pyott

- **Presides over executive sessions of independent directors** and meetings of our Board at which our Chairman is not present
- **Serves as liaison** between our Chairman and our independent directors
- **Approves meeting agendas and schedules** and other information sent to our Board to ensure appropriate items are discussed, with sufficient time for discussion of all items
- **Calls meetings of independent directors** when necessary or appropriate
- If requested, **consult and meet with shareholders**

Director Nominee Highlights

- ✓ **91% independent**
- ✓ **3 new directors in last 5 years**
- ✓ **Longstanding commitment to ongoing shareholder engagement**
- ✓ **Ongoing Board refreshment and succession planning practices**
- ✓ **Average tenure of 9 years**



36% DIVERSE
Racially/Ethnically Diverse 18%
Gender Diverse 18%

7 | Proxy Season Stockholder Engagement Spring 2019

AVERY DENNISON

Engagement Informs Strong Governance and Compensation Profiles Governance Annual election of directors Majority voting in director elections Single class of outstanding voting stock Market-standard proxy access No supermajority voting requirements No poison pill No exclusive forum or fee shifting bylaws Director nominees 91% independent Robust lead independent director role Ongoing director succession planning and board refreshment Executive succession planning and leadership development Annual board evaluations Mandatory director retirement policy Direct board access to management and experts Stockholder Rights Rigorous stock ownership policy (6x salary for CEO); requires 50% to be held in vested shares Double-trigger change of control equity vesting Clawback policy No hedging or pledging of AVY stock No employment agreements with NEOs No gross-ups on change of control severance benefits Compensation Responses Outreach 2018 Proxy Season Robust and Ongoing Engagement Responses Conversations Outreach 2018 Off-Season Continually improved governance and compensation proxy disclosure, including through increasingly graphical presentation Proactive adoption of market-standard proxy access (3/3/20/20) Successfully executed CEO succession plan Regular director succession planning and Board refreshment Enhancements Informed by Engagement

CEO Compensation Overview 50% Base Salary Targeted at market median Annual Incentive Award Plan 100% based on financial performance; for corporate NEOs: 60% Adjusted EPS 20% Adjusted Sales Growth 20% Free Cash Flow Individual Performance Modifier based on achievement against predetermined and objectively measurable strategic objectives (generally capped at 100% for NEOs) Long-Term Incentive Awards 100% Financial Performance 50% Relative TSR(1) 50% Cumulative EVA(2) Three-year cliff vesting Relative TSR capped at 100% if absolute TSR is negative 100% Financial Performance 100% Absolute TSR(3) Vest based on one-, two-, three-, and four year performance periods (average performance period of 2.5 years) Target payout requires absolute TSR of 10% Performance Units (50%) Market-Leveraged Stock Units (50%) 86% Performance-Based Relative TSR compares our TSR to the TSR of companies in a peer group satisfying objective criteria for industry classification and revenue size, the names of which are disclosed on page 56 of our 2019 proxy statement Economic Value Added (EVA) is a measure of financial performance calculated by deducting the economic cost associated with the use of capital (weighted average cost of capital multiplied by average invested capital) from after-tax operating profit Absolute TSR measures the return that we have provided our stockholders, including stock price appreciation and dividends paid (assuming reinvestment of dividends), expressed as a percentage 2018 CEO Target Total Direct Compensation Mix

Appendix

Reconciliation of Non-GAAP Financial Measures from GAAP This presentation contains certain non-GAAP financial measures as defined by SEC rules. We report our financial results in conformity with accounting principles generally accepted in the United States of America, or GAAP, and also communicate with investors using certain non-GAAP financial measures. These non-GAAP financial measures are not in accordance with, nor are they a substitute for or superior to, the comparable GAAP financial measures. These non-GAAP financial measures are intended to supplement the presentation of our financial results that are prepared in accordance with GAAP. Based upon feedback from investors and financial analysts, we believe that the supplemental non-GAAP financial measures we provide are useful to their assessment of our performance and operating trends, as well as liquidity. Our non-GAAP financial measures exclude the impact of certain events, activities or strategic decisions. The accounting effects of these events, activities or decisions, which are included in the GAAP financial measures, may make it difficult to assess our underlying performance in a single period. By excluding the accounting effects, both positive or negative, of certain items (e.g., restructuring charges, legal settlements, certain effects of strategic transactions and related costs, losses from debt extinguishments, gains or losses from curtailment or settlement of pension obligations, gains or losses on sales of certain assets, and other items), we believe that we are providing meaningful supplemental information that facilitates an understanding of our core operating results and liquidity measures. These non-GAAP financial measures are used internally to evaluate trends in our underlying performance, as well as to facilitate comparison to the results of competitors for a single period. While some of the items we exclude from GAAP financial measures recur, they tend to be disparate in amount, frequency, or timing. We use the following non-GAAP financial measures in this presentation: Sales change ex. currency refers to the increase or decrease in sales excluding the estimated impact of foreign currency translation and currency adjustment for transitional reporting of highly inflationary economies (Argentina). The estimated impact of foreign currency translation is calculated on a constant currency basis, with prior period results translated at current period average exchange rates to exclude the effect of currency fluctuations. Organic sales change refers to sales change ex. currency, excluding the estimated impact of product line exits, acquisitions and divestitures, and, where applicable, the extra week in our fiscal year. We believe that sales change ex. currency and organic sales change assist investors in evaluating the sales change from the ongoing activities of our businesses and enhance their ability to evaluate our results from period to period. Adjusted net income per common share, assuming dilution (adjusted EPS), refers to adjusted net income divided by weighted average number of common shares outstanding, assuming dilution. Adjusted net income is income from continuing operations before taxes, tax-effected at the adjusted tax rate, and adjusted for tax-effected restructuring charges and other items. Adjusted tax rate is the full-year GAAP tax rate, adjusted to exclude certain unusual or infrequent events that are expected to significantly impact the GAAP tax rate, such as completion of our 2017 provisional estimate of the impact of the U.S. Tax Cuts and Jobs Act (TCJA), impacts related to our U.S. pension plan termination, and the effects of discrete tax planning actions. We believe that adjusted EPS assists investors in understanding our core operating trends and comparing our results with those of our competitors. Free cash flow refers to cash flow provided by operating activities, less payments for property, plant and equipment, software and other deferred charges, plus proceeds from sales of property, plant and equipment, plus (minus) net proceeds from sales (purchases) of investments and proceeds from insurance. Free cash flow is also adjusted for the cash contributions related to the termination of our U.S. pension plan. We believe that free cash flow assists investors by showing the amount of cash we have available for debt reductions, dividends, share repurchases, and acquisitions. Return on total capital (ROTC) refers to net income excluding the expense and tax benefit of debt financing divided by the average of beginning and ending invested capital. We believe that ROTC assists investors in understanding our ability to generate returns from our capital.

Reconciliation of Non-GAAP Financial Measures from GAAP (1) Totals may not sum due to rounding and other factors ORGANIC SALES CHANGE BY SEGMENT ($ in millions) Label and Graphic Materials 2017 2018 Net sales $4,511.7 $4,851.1 Reported sales change 7.7% 7.5% Foreign currency translation (0.8)% (1.9)% Sales change ex. currency (non-GAAP)(1) 6.9% 5.7% Acquisitions (2.7)% (0.2)% Organic sales change (non-GAAP)(1) 4.2% 5.5% Retail Branding and Information Solutions 2017 2018 Net sales $1,511.2 $1,613.2 Reported sales change 4.6% 6.7% Foreign currency translation 0.4% 0.2% Sales change ex. currency (non-GAAP)(1) 5.0% 6.9% Acquisitions — — Organic sales change (non-GAAP)(1) 5.0% 6.9% Industrial and Healthcare Materials 2017 2018 Net sales $590.9 $694.7 Reported sales change 30.2% 17.6% Foreign currency translation (0.4)% (1.5)% Sales change ex. currency (non-GAAP)(1) 29.9% 16.1% Acquisitions (27.9)% (14.7)% Organic sales change (non-GAAP)(1) 2.0% 1.4%

Reconciliation of Non-GAAP Financial Measures from GAAP ORGANIC SALES CHANGE (1) Reflects five-year compound annual growth rates, with 2013 as the base period. (2) Reflects two-year compound annual growth rates, with 2016 as the base period. (3) Totals may not sum due to rounding and other factors. ($ in millions) 2014 2015 2016 2017 2018 2014-2018 5-YR CAGR(1) 2017-2018 2-YR CAGR(2) Net sales $6,330.3 $5,966.9 $6,086.5 $6,613.8 $7,159.0 Reported sales change 3.1% (5.7)% 2.0% 8.7% 8.2% Foreign currency translation 1.1% 8.6% 2.6% (0.5)% (1.4)% Sales change ex. currency (non-GAAP)(3) 4.2% 2.9% 4.6% 8.2% 6.9% 5.3% 7.5% Extra week impact ~(1.2)% ~1.2% — — — Acquisitions/divestiture — 0.6% (0.7)% (3.9)% (1.4)% Organic sales change (non-GAAP)(3) 3.1% 4.6% 3.9% 4.2% 5.5% 4.3% 4.8%

Reconciliation of Non-GAAP Financial Measures from GAAP

ADJUSTED EARNINGS PER SHARE (EPS)

	2014	2015	2016	2017	2018	2014-2018 5-YR CAGR[1]	2017-2018 2-YR CAGR[2]
As reported net income per common share from continuing operations, assuming dilution	**$2.58**	**$2.95**	**$3.54**	**$3.13**	**$5.28**		
Adjustments[3]	0.04	—	—	—	—		
Previously reported net income per common share from continuing operations, assuming dilution	$2.62	$2.95	$3.54	$3.13	$5.28		
Non-GAAP adjustments per common share, net of tax:							
Restructuring charges and other items[4]	0.49	0.49	0.48	0.29	0.68		
Pension plan settlements	—	—	—	—	0.84		
Tax benefit from discrete foreign tax planning action	—	—	—	—	(0.35)		
TCJA provisional estimate[5]	—	—	—	1.91	(0.39)		
Impact of previously planned repatriation of foreign earnings for Q4 2017	—	—	—	(0.33)	—		
Adjusted net income per common share from continuing operations, assuming dilution (non-GAAP)	$3.11	$3.44	$4.02	$5.00	$6.06	17.7%	22.8%

The adjusted tax rate was 28% and 25% for 2017 and 2018, respectively.
[1] Reflects five-year compound annual growth rates, with 2013 as the base period.
[2] Reflects two-year compound annual growth rates, with 2016 as the base period.
[3] GAAP adjustments for 2014-2015 reflect the previously disclosed impact of the third quarter of 2015 revision to certain benefit plan balances, which had an immaterial impact on the non-GAAP amounts.
[4] Includes restructuring charges, Argentine peso remeasurement transition loss, other restructuring-related charge, transactions costs, reversal of acquisition-related contingent consideration, net gain on sales of assets, and other items.
[5] Provision for income taxes for the fourth quarter of 2017 included the estimated impact of the TCJA. In the fourth quarter of 2018, we finalized our provisional estimate as defined under SEC Staff Accounting Bulletin No. 118 (SAB 118) related to the TCJA.

14 | Proxy Season Stockholder Engagement Spring 2019

Reconciliation of Non-GAAP Financial Measures from GAAP FREE CASH FLOW ($ in millions) 2017 2018 Net income $281.8 $467.4 Interest expense, net of tax benefit 30.1 49.5 Effective tax rate 52.2% 15.4% Income from operations, excluding expense and tax benefit of debt financing (non-GAAP) 311.9 516.9 Total debt $1,581.7 $1,966.2 Shareholders' equity 1,046.2 955.1 Total debt and shareholders’ equity $2,627.9 $2,921.3 Return on Total Capital (ROTC) (non-GAAP) 12.9% 18.6% RETURN ON TOTAL CAPITAL (ROTC) ($ in millions) 2016 2017 2018 Net cash provided by operating activities(1) $582.1 $645.7 $457.9 Purchases of property, plant and equipment (176.9) (190.5) (226.7) Purchases of software and other deferred charges (29.7) (35.6) (29.9) Proceeds from sales of property, plant and equipment 8.5 6.0 9.4 Sales (purchases) of investments and proceeds from insurance, net(1) 3.1 (3.9) 18.5 Plus: Pension plan contribution for plan termination — — 200.0 Free cash flow (non-GAAP) $387.1 $421.7 $429.2 (1) In the first quarter of 2018, we adopted ASU No. 2016-15, Classification of Certain Cash Receipts and Cash Payments, on a retrospective basis. This ASU reduces the diversity in the presentation and classification of certain cash receipts and cash payments in the statement of cash flows. Prior year results have been reclassified as required by the ASU.

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